Two Harbors Investment Corp. Reports Fourth Quarter 2023 Financial Results
MSR Provides Ballast When Agency Spreads Fluctuate

NEW YORK, January 29, 2024 - Two Harbors Investment Corp. (NYSE: TWO), an MSR + Agency RMBS real estate investment trust (REIT), today announced its financial results for the quarter ended December 31, 2023.

Quarterly Summary
•Reported book value of $15.21 per common share, and declared a fourth quarter common stock dividend of $0.45 per share, representing a 2.0% quarterly economic return on book value.(1)
•Generated Comprehensive Income of $38.9 million, or $0.40 per weighted average basic common share.
•Generated Income Excluding Market-Driven Value Changes (IXM) of $0.39 per weighted average basic common share.(2)
•Issued 7.0 million shares of common stock through at-the-market (ATM) offering program for total proceeds of $97.8 million.
•Repurchased 221,806 shares of preferred stock.(3)
•Settled $829.1 million unpaid principal balance (UPB) of MSR through flow-sale acquisitions.

Annual Summary
•Closed acquisition of RoundPoint Mortgage Servicing LLC, reinforcing commitment to MSR.
•Declared dividends of $1.95 per common share.
•Yielded 2023 total economic return on book value of (3.2)%.(1)
•Issued 17.1 million shares of common stock through both an underwritten common stock offering and ATM offering program.
•Repurchased 735,624 shares of preferred stock, contributing approximately $0.04 to book value per common share and lowering ratio of preferred stock to common equity.(3)
•Settled $27.5 billion UPB of MSR through flow-sale acquisitions and bulk purchases.

“I’m proud of what we achieved this year to drive value for our shareholders,” stated Bill Greenberg, Two Harbors’ President and CEO. “We navigated extreme interest rate and spread volatility by actively managing our portfolio and increasing our allocation to MSR. We also strategically managed our capital structure through the issuance of common stock and repurchases of preferred stock. Most notably, we closed the acquisition of RoundPoint Mortgage Servicing LLC, and transferred substantially all of our portfolio of MSR to their platform. Looking ahead to 2024, we believe that our portfolio, with less mortgage spread duration than portfolios without MSR, is very well positioned to benefit from the current and expected market environments.”

________________
(1)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure. Please see page 10 for a definition of IXM and a reconciliation of GAAP to non-GAAP financial information.
(3)Includes 10,297 Series A, 58,822 Series B and 152,687 Series C preferred shares for the three months ended December 31, 2023 and 236,183 Series A, 273,894 Series B and 225,547 Series C preferred shares for the year ended December 31, 2023.

“In a volatile fourth quarter, mortgage spreads and implied volatility remained positively correlated to interest rates, while prepayment speeds on our MSR slowed by approximately 20%,” stated Nick Letica, Two Harbors’ Chief Investment Officer. “While in a historical context Agency spreads are attractive, they are also at the tighter end the recent range, and, therefore, we are maintaining a neutral leverage exposure. Despite the decline in mortgage rates over the quarter, our MSR portfolio, with a weighted average coupon rate of only 3.45%, still has less than 1% of its balances with 50 basis points or more of rate incentive to refinance, which should keep prepayment rates low. Given the levered returns available in the market for our combined strategies, we remain optimistic about the return potential of our portfolio.”

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the fourth quarter of 2023 and third quarter of 2023:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended December 31, 2023			Three Months Ended September 30, 2023
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income (Loss)	$38,886	$0.40	10.5%	$(56,845)	$(0.61)	(14.5)%
GAAP Net (Loss) Income	$(444,693)	$(4.56)	(120.4)%	$294,077	$3.04	75.0%
Income Excluding Market-Driven Value Changes(1)	$38,162	$0.39	10.3%	$49,288	$0.51	12.6%
Earnings Available for Distribution(2)	$(10,505)	$(0.11)	(2.8)%	$(776)	$(0.01)	(0.2)%

Operating Metrics
Dividend per common share	$0.45			$0.45
Annualized dividend yield(3)	12.9%			13.6%
Book value per common share at period end	$15.21			$15.36
Economic return on book value(4)	2.0%			(3.5)%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(5)	$40,235			$12,629
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(5)	7.6%			2.3%
_______________
(1)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure. Please see page 10 for a definition of IXM and a reconciliation of GAAP to non-GAAP financial information.
(2)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(3)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(4)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(5)Excludes non-cash equity compensation expense of $1.6 million for the fourth quarter of 2023 and $1.6 million for the third quarter of 2023 and certain operating expenses of $3.4 million for the fourth quarter of 2023 and $10.4 million for the third quarter of 2023. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.

Portfolio Summary
As of December 31, 2023, the company’s portfolio was comprised of $11.4 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $3.2 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of December 31, 2023 and September 30, 2023:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2023		As of September 30, 2023
	(unaudited)		(unaudited)
Agency RMBS	$8,335,245	73.2%	$8,832,783	73.3%
Mortgage servicing rights(1)	3,052,016	26.8%	3,213,113	26.6%
Other	4,150	—%	7,861	0.1%
Aggregate Portfolio	11,391,411		12,053,757
Net TBA position(2)	3,222,022		2,134,444
Total Portfolio	$14,613,433		$14,188,201
________________
(1)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of December 31, 2023	As of September 30, 2023
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$100.65	$100.81
Weighted average experienced three-month CPR	5.2%	6.5%
Gross weighted average coupon rate	5.5%	5.5%
Weighted average loan age (months)	28	24
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of December 31, 2023	As of September 30, 2023
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$215,647,172	$218,662,270
Gross coupon rate	3.5%	3.4%
Current loan size	$336	$338
Original FICO(2)	759	759
Original LTV	72%	72%
60+ day delinquencies	0.7%	0.7%
Net servicing fee	25.3 basis points	25.2 basis points

	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023
	(unaudited)	(unaudited)
Fair value (losses) gains	$(172,589)	$67,369
Servicing income	$174,243	$178,625
Servicing expenses	$27,976	$28,894
Change in servicing reserves	$(1,230)	$994
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of December 31, 2023	As of September 30, 2023
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$3,497,000	$2,194,000
Futures notional	$(6,203,050)	$(7,870,450)
Interest rate swaps notional	$17,788,114	$8,545,965
Swaptions net notional	$(200,000)	$(200,000)
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of December 31, 2023 and September 30, 2023:

December 31, 2023	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,747,635	5.64%	1.59	18
Repurchase agreements collateralized by MSR	272,572	7.08%	7.72	3
Total repurchase agreements	8,020,207	5.74%	1.80	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,329,171	8.66%	13.41	4
Term notes payable collateralized by MSR	295,271	8.27%	5.82	n/a
Unsecured convertible senior notes	268,582	6.25%	24.53	n/a
Total borrowings	$9,913,231

September 30, 2023	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,835,454	5.56%	3.25	17
Repurchase agreements collateralized by MSR	277,816	7.06%	2.34	3
Total repurchase agreements	9,113,270	5.65%	3.23	18
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,410,671	8.65%	15.68	4
Term notes payable collateralized by MSR	295,025	8.23%	8.84	n/a
Unsecured convertible senior notes	268,179	6.25%	27.55	n/a
Total borrowings	$11,087,145

Borrowings by Collateral Type	As of December 31, 2023		As of September 30, 2023
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$7,747,402		$8,835,221
Mortgage servicing rights and related servicing advance obligations	1,897,014		1,983,512
Other - secured	233		233
Other - unsecured(1)	268,582		268,179
Total	9,913,231		11,087,145
TBA cost basis	3,170,548		2,147,540
Net payable (receivable) for unsettled RMBS	196,644		—
Total, including TBAs and net payable (receivable) for unsettled RMBS	$13,280,423		$13,234,685

Debt-to-equity ratio at period-end(2)	4.5	:1.0	5.2	:1.0
Economic debt-to-equity ratio at period-end(3)	6.0	:1.0	6.3	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended December 31, 2023		Three Months Ended September 30, 2023
	(unaudited)		(unaudited)
Agency RMBS	5.74%		5.61%
Mortgage servicing rights and related servicing advance obligations(5)	9.19%		9.01%
Other - secured	6.87%		6.79%
Other - unsecured(1)(5)	6.93%		6.92%
Annualized cost of financing	6.43%		6.26%
Interest rate swaps(6)	(0.28)%		(0.25)%
U.S. Treasury futures(7)	(0.20)%		(0.40)%
TBAs(8)	3.64%		3.79%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	5.62%		5.26%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on January 30, 2024 at 9:00 a.m. ET to discuss its fourth quarter 2023 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on January 30, 2024, through 12:00 p.m. ET on February 13, 2024. The playback can be accessed by calling (877) 660-6853, conference code 13743690. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as income excluding market-driven value changes, earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation tables on pages 10 and 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., (612)-453-4080, Margaret.Karr@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,509,383 and $8,114,627, respectively; allowance for credit losses $3,943 and $6,958, respectively)	$8,327,149	$7,778,734
Mortgage servicing rights, at fair value	3,052,016	2,984,937
Cash and cash equivalents	729,732	683,479
Restricted cash	65,101	443,026
Accrued interest receivable	35,339	36,018
Due from counterparties	323,224	253,374
Derivative assets, at fair value	85,291	26,438
Reverse repurchase agreements	284,091	1,066,935
Other assets	236,857	193,219
Total Assets	$13,138,800	$13,466,160
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$8,020,207	$8,603,011
Revolving credit facilities	1,329,171	1,118,831
Term notes payable	295,271	398,011
Convertible senior notes	268,582	282,496
Derivative liabilities, at fair value	21,506	34,048
Due to counterparties	574,735	541,709
Dividends payable	58,731	64,504
Accrued interest payable	141,773	94,034
Other liabilities	225,434	145,991
Total Liabilities	10,935,410	11,282,635
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 25,356,426 and 26,092,050 shares issued and outstanding, respectively ($633,911 and $652,301 liquidation preference, respectively)	613,213	630,999
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 103,206,457 and 86,428,845 shares issued and outstanding, respectively	1,032	864
Additional paid-in capital	5,925,424	5,645,998
Accumulated other comprehensive loss	(176,429)	(278,711)
Cumulative earnings	1,349,973	1,453,371
Cumulative distributions to stockholders	(5,509,823)	(5,268,996)
Total Stockholders’ Equity	2,203,390	2,183,525
Total Liabilities and Stockholders’ Equity	$13,138,800	$13,466,160

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31, 2023		Year Ended December 31, 2023
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Net interest income (expense):
Interest income	$122,401	$99,303	$480,364	$295,540
Interest expense	168,080	115,627	643,225	258,395
Net interest (expense) income	(45,679)	(16,324)	(162,861)	37,145
Net servicing income:
Servicing income	178,609	160,926	685,777	603,911
Servicing costs	12,029	25,272	95,488	94,119
Net servicing income	166,580	135,654	590,289	509,792
Other income (loss):
Loss on investment securities	(82,469)	(347,450)	(69,970)	(603,937)
(Loss) gain on servicing asset	(172,589)	(64,085)	(111,620)	425,376
(Loss) gain on interest rate swap and swaption agreements	(139,234)	—	(52,946)	29,499
(Loss) gain on other derivative instruments	(143,812)	53,301	(166,210)	9,310
Other income (loss)	—	112	5,103	(5)
Total other loss	(538,104)	(358,122)	(395,643)	(139,757)
Expenses:
Compensation and benefits	21,297	7,411	52,865	40,723
Other operating expenses	23,959	15,540	62,313	42,005
Total expenses	45,256	22,951	115,178	82,728
(Loss) income before income taxes	(462,459)	(261,743)	(83,393)	324,452
(Benefit from) provision for income taxes	(29,259)	8,480	22,978	104,213
Net (loss) income	(433,200)	(270,223)	(106,371)	220,239
Dividends on preferred stock	(12,012)	(12,365)	(48,607)	(53,607)
Gain on repurchase and retirement of preferred stock	519	20,149	2,973	20,149
Net (loss) income attributable to common stockholders	$(444,693)	$(262,439)	$(152,005)	$186,781
Basic (loss) earnings per weighted average common share	$(4.56)	$(3.04)	$(1.60)	$2.15
Diluted (loss) earnings per weighted average common share	$(4.56)	$(3.04)	$(1.60)	$2.13
Dividends declared per common share	$0.45	$0.60	$1.95	$2.64
Weighted average number of shares of common stock:
Basic	97,489,039	86,391,405	95,672,143	86,179,418
Diluted	97,489,039	86,391,405	95,672,143	96,076,175
Comprehensive income (loss):
Net (loss) income	$(433,200)	$(270,223)	$(106,371)	$220,239
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	483,579	422,672	102,282	(465,057)
Other comprehensive income (loss)	483,579	422,672	102,282	(465,057)
Comprehensive income (loss)	50,379	152,449	(4,089)	(244,818)
Dividends on preferred stock	(12,012)	(12,365)	(48,607)	(53,607)
Gain on repurchase and retirement of preferred stock	519	20,149	2,973	20,149
Comprehensive income (loss) attributable to common stockholders	$38,886	$160,233	$(49,723)	$(278,276)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2023	September 30, 2023
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income (loss) to Income Excluding Market-Driven Value Changes:
Comprehensive income (loss) attributable to common stockholders	$38,886	$(56,845)
Adjustments to exclude market-driven value changes(1) and certain operating expenses:
RMBS and other Agency securities market-driven value changes(2)	(369,088)	391,159
MSR market-driven value changes(3)	101,602	(138,182)
Swap and swaption market-driven value changes(4)	140,820	(110,764)
TBA market-driven value changes(5)	(22,666)	98,613
Realized and unrealized losses (gains) on futures	175,506	(178,918)
Other realized gains	—	(2,903)
Change in servicing reserves	(1,230)	994
Deboarding fees associated with RoundPoint acquisition	4,157	3,336
Certain operating expenses(6)	3,408	10,396
Gain on repurchase and retirement of preferred stock	(519)	—
Net (benefit from) provision for income taxes associated with market-driven value changes	(32,714)	32,402
Income Excluding Market-Driven Value Changes(7)	$38,162	$49,288
Weighted average basic common shares	97,489,039	96,176,287
Income Excluding Market-Driven Value Changes per weighted average basic common share	$0.39	$0.51
_____________
(1)The market-driven value changes adjustment for each of RMBS and other Agency securities, MSR, swap and swaptions and TBA represents unexpected price changes for the referenced period. As defined, the calculation of IXM includes modeled price changes that are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged. Unexpected price changes represent the differences between (a) actual spreads, forward interest rates, shape of the term structure and volatility, and (b) the spreads, forward interest rates, shape of the term structure and volatility that were factored into the previous day ending fair value. Unexpected price changes are measured daily and used to determine the portion of actual market price changes not attributable to modeled price changes. The reported market-driven value changes adjustment for each of RMBS and other Agency securities, MSR, swap and swaptions and TBA is the sum of all daily unexpected price changes for the referenced period. Please refer to end notes (2) through (5) below for further information.
(2)RMBS and other Agency securities market-driven value changes refers to the sum of interest income, realized and unrealized gains and losses on RMBS and other Agency securities, less the sum of the realization of RMBS and other Agency securities cash flows which incorporates actual prepayments, changes in RMBS and other Agency securities accrued interest, and modeled price changes. Modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged. RMBS and other Agency securities includes inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP.
(3)MSR market-driven value changes refers to the sum of servicing income, servicing expenses, realized and unrealized gains and losses on MSR, less the sum of the realization of MSR cash flows which incorporates actual prepayments, servicing income and servicing expenses, and modeled price changes. Modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged.
(4)Swap and swaption market-driven value changes refers to the net interest spread and realized and unrealized gains and losses on interest rate swap and swaption agreements, less the swaps daily IXM that is equal to the previous day ending fair value multiplied by the overnight SOFR and swaptions daily IXM that is equal to the previous day ending fair value multiplied by the realized forward rate.
(5)TBA market-driven value changes refers to the total realized and unrealized gains and losses, less the daily zero-volatility OAS less the implied repo spread, multiplied by the previous day ending fair value.
(6)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.
(7)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure defined as total comprehensive income attributable to common stockholders, excluding market-driven value changes on the aggregate portfolio, provision for income taxes associated with market-driven value changes, certain operating expenses and gains on the repurchase and retirement of preferred stock and convertible senior notes. As defined, IXM includes the realization of portfolio cash flows which incorporates actual prepayments, changes in portfolio accrued interest, servicing income and servicing expenses, and certain modeled price changes. These modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged. Assumptions for spreads, forward interest rates, shape of the term structure, volatility and the previous day ending fair value include applicable market data, data from third-party brokers and pricing vendors and management’s assessment. This applies to RMBS, MSR and derivatives, as applicable, and is net of all operating expenses and provision for income taxes associated with IXM. The purpose of presenting IXM, and the various adjustments related to market-driven value changes and certain legal expenses and acquisition transaction costs, is to provide management, analysts and investors with a profit and loss attribution that allows them to better understand the sources of returns from the company’s investment portfolio, operating expenses and tax expenses. IXM provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. IXM is one of several measures the company’s board of directors considers to determine the amount of dividends to declare on the company’s common stock and should not be considered an indication of taxable income or as a proxy for the amount of dividends the company may declare.

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2023	September 30, 2023
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income (loss) to Earnings Available for Distribution:
Comprehensive income (loss) attributable to common stockholders	$38,886	$(56,845)
Adjustment for other comprehensive (income) loss attributable to common stockholders:
Unrealized (gain) loss on available-for-sale securities	(483,579)	350,922
Net (loss) income attributable to common stockholders	$(444,693)	$294,077
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	83,505	289
Unrealized (gain) loss on securities	(708)	280
Reversal of provision for credit losses	(328)	(98)
Realized and unrealized loss (gain) on mortgage servicing rights	172,589	(67,369)
Realized loss on termination or expiration of interest rate swaps and swaptions	12,438	5,176
Unrealized loss (gain) on interest rate swaps and swaptions	134,240	(110,234)
Realized and unrealized loss (gain) on other derivative instruments	143,906	(86,121)
Gain on repurchase and retirement of preferred stock	(519)	—
Other realized and unrealized gains	—	(2,903)
Other adjustments:
MSR amortization(1)	(88,286)	(90,485)
TBA dollar roll (losses) income(2)	(777)	(2,106)
U.S. Treasury futures income(3)	5,143	11,174
Change in servicing reserves	(1,230)	994
Non-cash equity compensation expense	1,613	1,576
Certain operating expenses(4)	3,408	10,396
Net (benefit from) provision for income taxes on non-EAD	(30,806)	34,578
Earnings available for distribution to common stockholders(5)	$(10,505)	$(776)
Weighted average basic common shares	97,489,039	96,176,287
Earnings available for distribution to common stockholders per weighted average basic common share	$(0.11)	$(0.01)
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(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.